Amiable Funds (the “Fund”)

CODE OF ETHICS

I.	Legal Requirement.
Rule 17j-1(b) under the Investment Company Act of 1940, as amended (the “1940 Act”), makes it unlawful for any officer or director/trustee of the Fund in connection with the purchase or sale by such person of a security “held or to be acquired” by the Fund:

1.	To employ any device, scheme or artifice to defraud the Fund;

2.
To make to the Fund any untrue statement of a material fact or omit to state to the Fund material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

3.	To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or

4.	To engage in any manipulative practice with respect to the Fund’s investment portfolios.

II.	Purpose of the Code of Ethics.

The Fund expects that its officers and directors/trustees will conduct their personal investment activities in accordance with (1) the duty at all times to place the interests of the Fund’s shareholders first,
(2) the requirement that all personal securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility, and (3) the fundamental standard that investment company personnel should not take inappropriate advantage of their positions.
In view of the foregoing, the provisions of Section 17(j) of the 1940 Act, the Securities and Exchange Commission’s 1940 Act Release No. 23958 “Personal Investment Activities of Investment Company Personnel” (August 24, 1999), the “Report of the Advisory Group on Personal Investing” issued by the Investment Company Institute on May 9, 1994 and the Securities and Exchange Commission’s September 1994 Report on “Personal Investment Activities of Investment Company Personnel,” the Fund has determined to adopt this Code of Ethics on behalf of the Fund to specify a code of conduct for certain types of personal securities transactions which might involve conflicts of interest or an appearance of impropriety, and to establish reporting requirements and enforcement procedures.

III.	Definitions.

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A.
An “Access Person” means: (1) each director/trustee and officer of the Fund; (2) each director/trustee, officer or general partner of the Fund’s investment advisers; (3) any of the Fund or its investment advisers (or of any company in a control relationship to the Fund or its investment advisers) who in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Fund or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (4) any natural person in a control relationship to the Fund or its investment advisers who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a security.

For purposes of this Code of Ethics, an “Access Person” does not include any person who is subject to the securities transaction pre-clearance requirements and securities transaction reporting requirements of the Code of Ethics adopted by the Fund’s investment advisers or principal underwriter, if any, in compliance with Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Investment Advisers Act of 1940, as amended, (the “Advisers Act”) or Section 15(f) of the Securities Exchange Act of 1934 (the “1934 Act”), as applicable.

B.
“Restricted Director/Trustee” or “Restricted Officer” means each director/trustee or officer of the Fund who is not also a director/trustee, officer, partner, employee or controlling person of the Fund’s investment advisers, co-administrators, custodian, transfer agent or principal underwriter.

C.	An Access Person’s “immediate family” includes a spouse, minor children and adults living in the same household as the Access Person.

D.
A security is “held or to be acquired” if within the most recent 15 days it (1) is or has been held by the Fund, or (2) is being or has been considered by the Fund or its investment adviser for purchase by the Fund. A purchase or sale includes the writing of an option to purchase or sell and any security that is exchangeable for or convertible into, any security that is held or to be acquired by the Fund.

E.
An “Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange
Act of 1934.

F.	“Investment Personnel” of the Fund means:
(VI) Any employee of the Fund (or of any company in a control relationship to the Fund) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund.
(ii) Any natural person who controls the Fund and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

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G.
A “Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504,
Rule 505, or Rule 506 under the Securities Act of 1933.

H.
“Covered Security” means a security as defined in Section (2)(a)(36) of the 1940 Act, except that it does not include direct obligations of the Government of the United States; bankers’ acceptances; bank certificates of deposit; commercial paper; high quality short- term debt instruments (any instrument having a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization), including repurchase agreements; and shares of registered open-end investment companies[1] other than Exchange Traded Funds.

I.	“De Minimis Security” means securities issued by any company included in the Standard and Poor’s 500 Stock Index and in an amount less than $10,000.

J.
“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

IV.	Policies of the Fund Regarding Personal Securities Transactions.

A.	General Policy.
No Access Person of the Fund shall engage in any act, practice or course of business that would violate the provisions of Rule 17j-1(b) set forth above, or in connection with any personal investment activity, engage in conduct inconsistent with this Code of Ethics.

B.	Specific Policies.

1.	Restrictions on Personal Securities Transactions by Access Persons Other Than Restricted Directors/Trustees and Restricted Officers.

a.
Except as provided below in paragraph IV.B.1.d., no Access Person who is not a Restricted Director/Trustee or Restricted Officer may buy or sell Covered Securities for his or her personal portfolio or the portfolio of a member of his or her immediate family without obtaining oral authorization from the Compliance Officer of the Fund’s investment adviser prior to effecting such security transaction.

A written authorization for such security transaction will be provided by the investment adviser’s Compliance Officer to the person receiving the authorization (if granted) and to the Fund’s administrator to memorialize the oral authorization that was granted.

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Note: If an Access Person has questions as to whether purchasing or selling a security for his or her personal portfolio or the portfolio of a member of his or her immediate family requires prior oral authorization, the Access Person should consult the investment adviser’s Compliance Officer for clearance or denial of clearance to trade prior to effecting any securities transactions.

b.
Pre-clearance approval under paragraph (a) will expire at the close of business on the seventh trading day after the date on which oral authorization is received, and the Access Person is required to renew clearance for the transaction if the trade is not completed before the authority expires.

1 Shares of certain registered open-end investment companies are included as “Covered Securities” with respect to Access Persons of the Fund’s investment advisers or any company controlled by or under common control with the investment advisers.

c.
No clearance will be given to an Access Person other than a Restricted Director/Trustee or Restricted Officer to purchase or sell any Covered Security (1) on a day when any portfolio of the Fund has a pending “buy” or “sell” order in that same Covered Security until that order is executed or withdrawn or (2) when the Compliance Officer has been advised by the investment adviser that the same Covered Security is being considered for purchase or sale for any portfolio of the Fund.

D.	The pre-clearance requirements contained in paragraph IV.B.1.a, above, shall not apply to the following securities (“Exempt Securities”):

(i)	Securities that are not Covered Securities.

(ii)	De Minimis Securities.

(iii)	Securities purchased or sold in any account over which the Access Person has no direct or indirect influence or control.

(iv)	Securities purchased or sold in a transaction which is non- volitional on the part of either the Access Person or the Fund.

(v)	Securities acquired as a part of an automatic dividend reinvestment plan.

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(vi)
Securities acquired upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

(vii)
Securities which the Fund’s investment portfolios are not permitted to purchase under the investment objectives and policies set forth in the Fund’s then current prospectuses under the Securities Act of 1933 or the Fund’s registration statements on Form N-1A.

e.
The pre-clearance requirement contained in paragraph IV.B.1.a, above, shall apply to all purchases of a beneficial interest in any security through an Initial Public Offering or a Limited Offering by any Access Person who is also classified as Investment Personnel. A record of any decision and the reason supporting such decision to approve the acquisition by Investment Personnel of Initial Public Offerings or
Limited Offerings shall be made by the Compliance Officer.

2.	Restrictions on Personal Securities Transactions by Access Persons Who Are Restricted Directors/Trustees and Restricted Officers.

The Fund recognizes that an Access Person who is a Restricted Director/Trustee or a Restricted Officer does not have on-going, day-to-day involvement with the operations of the Fund. In addition, it has been the practice of the Fund to give information about securities purchased or sold by the Fund or considered for purchase or sale by the Fund to Restricted Directors/Trustees and Restricted Officers in materials circulated more than 15 days after such securities are purchased or sold by the Fund or are considered for purchase or sale by the Fund. Accordingly, the Fund believes that less stringent controls are appropriate for Restricted Directors/Trustees and Restricted Officers, as follows:

a.
The securities pre-clearance requirement contained in paragraph
IV.B.1.a. above shall only apply to an Access Person who is a Restricted Director/Trustee (other than a director/trustee who is not an “interested person” of the Fund (as defined in the 1940 Act) (the “Independent Directors/Trustees”)) or Restricted Officer if he or she knew or, in the ordinary course of fulfilling his or her official duties as a director/trustee or an officer, should have known, that during the fifteen day period before the transaction in a Covered Security (other than an Exempt Security) or at the time of the transaction that the Covered Security purchased or sold by him or her other than an Exempt Security, was also purchased or sold by the Fund or considered for the purchase or sale by the Fund.

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b.
Pre-clearance approval under paragraph (a) will expire at the close of business on the seventh trading day after the date on which oral authorization is received, and the Access Person is required to renew clearance for the transaction if the trade is not completed before the authority expires.

c.
If the pre-clearance provisions of paragraph IV.B.2.a. apply, no clearance will be given to an Access Person who is a Restricted Director/Trustee or Restricted Officer to purchase or sell any Covered Security (1) on a day when any portfolio of the Fund has a pending “buy” or “sell” order in that same Covered Security until that order is executed or withdrawn or
(2) when the Compliance Officer has been advised by the investment adviser that the same Covered Security is being considered for purchase or sale for any portfolio of the Fund.

D.	Pre-clearance is not required for any transaction by an Independent Director/Trustee.

V.	Procedures.
In order to provide the Fund with information to enable it to determine with reasonable assurance whether the provisions of this Code are being observed by its Access Persons:

A.
Each Access Person of the Fund other than an Independent Director/Trustee will submit to the administrator an Initial Holdings Report in the form attached hereto as Exhibit A that lists all Covered Securities beneficially owned[2] by the Access Person except as stated below. The Initial Holdings Report must be submitted within ten days of becoming an Access Person and must contain information current as of a date no more than 45 days prior to becoming an Access Person. The Initial Holdings Report must include the title of each security, the number of shares held, and the principal amount of the security as well as a list of any securities accounts maintained with any broker, dealer or bank.

B.
Each Access Person of the Fund other than an Independent Director/Trustee will also submit to the administrator an Annual Holdings Report attached hereto as Exhibit A no later than 45 days after the end of the calendar year. Except as stated below, the Annual Holdings Report must list all Covered Securities beneficially owned by the Access Person, the title of each security, the number of shares held, and the principal amount of the security, as well as a list of any securities accounts maintained with any broker, dealer or bank.

C.
Each Access Person of the Fund other than a Restricted Director/Trustee or Restricted Officer shall direct his or her broker to supply to the Compliance Officer of the Fund’s administrator, on a timely basis, duplicate copies of confirmations of all securities transactions in which the person has, or by reason of such transaction acquires any direct or indirect beneficial ownership and copies of periodic statements for all securities accounts.

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D.
Except as stated below, each Access Person of the Fund, other than an Independent Director/Trustee, shall submit reports in the form attached hereto as Exhibit B to the Fund’s administrator, showing all transactions in Covered Securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, as well as all accounts established with brokers, dealers or banks during the quarter in which any Covered Securities were held for the direct or indirect beneficial interest of the Access Person.[3] Such reports shall be filed no later than 30 days after the end of each calendar quarter. An Access Person of the Fund need not make a quarterly transaction report under this paragraph with respect to transactions effected pursuant to an Automatic
Investment Plan or if all of the information required by this paragraph V.D. is contained in the brokerage confirmations or account statements required to be submitted under paragraph V.C. and is received by the administrator in the time period stated above.

2 You will be treated as the “beneficial owner” of a security under this policy only if you have a direct or indirect pecuniary interest in the security.

(a)	A direct pecuniary interest is the opportunity, directly or indirectly, to profit, or to share the profit, from the transaction.

(b)
An indirect pecuniary interest is any nondirect financial interest, but is specifically defined in the rules to include securities held by members of your immediate family sharing the same household; securities held by a partnership of which you are a general partner; securities held by a trust of which you are the settlor if you can revoke the trust without the consent of another person, or a beneficiary if you have or share investment control with the trustee; and equity securities which may be acquired upon exercise of an option or other right, or through conversion.

For interpretive guidance on this test, you should consult counsel.
3 See footnote 1 above.

E.
Each Independent Director/Trustee need not make an initial or annual holdings report but shall submit the same quarterly report as required under paragraph V.D. to the administrator, but only for a transaction in a Covered Security (except as stated below) where he or she knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a director/trustee, should have known that during the 15 calendar day period immediately preceding or after the date of the transaction, such Covered Security is or was purchased or sold, or considered for purchase or sale, by the
Fund.

F.
The reporting requirements of this Section V. do not apply to securities transactions effected for, and any Covered Securities held in, any account over which an Access
Person does not have any direct or indirect influence or control.

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G.
The administrator of the Fund shall notify each Access Person of the Fund who may be subject to the pre-clearance requirement or required to make reports pursuant to this Code that such person is subject to the pre-clearance or reporting requirements and shall deliver a copy of this Code to each such person.

H.
The administrator of the Fund shall review the initial holdings reports, annual holdings reports, and quarterly transaction reports received, and as appropriate compare the reports with the pre-clearance authorization received, and report to the Fund’s Board of
Directors/Trustees, as applicable:

a.	with respect to any transaction that appears to evidence a possible violation of this Code; and

b.	apparent violations of the reporting requirement stated herein.

I.
The Board shall consider reports made to it hereunder and shall determine whether the policies established in Sections IV and V of this Code of Ethics have been violated, and what sanctions, if any, should be imposed on the violator, including but not limited to a letter of censure, suspension or termination of the employment of the violator, or the unwinding of the transaction and the disgorgement of any profits to the Fund. The Board shall review the operation of this Code of Ethics at least once a year.

J.
The Fund’s investment advisers and principal underwriter[4] shall adopt, maintain and enforce separate codes of ethics with respect to their personnel which comply with Rule 17j-1 under the 1940 Act, and Rule 204-1 of the Advisers Act or Section 15(f) of the 1934 Act, as applicable (and shall forward to the Fund’s administrator and the Fund’s counsel copies of such codes and all future amendments and modifications thereto. The Board of Directors/Trustees, including a majority of the Independent Directors/Trustees, shall approve this Code of Ethics, and the codes of ethics of each investment adviser and principal underwriter of the Fund, and any material amendments to such codes. Such approval must be based on a determination that such codes contain provisions reasonably necessary to prevent Access Persons of the Fund from engaging in any conduct prohibited under such codes and under Rule 17j-1 under the 1940 Act. The Board shall review and approve such codes at least once a year. Furthermore, any material changes to an investment adviser’s or principal underwriter’s code will be approved by the Board at the next scheduled quarterly board meeting and in no case more than six months after such change. Before approving any material amendments to the investment adviser’s or principal underwriter’s code of ethics, the Board must receive a certification from the investment adviser or principal underwriter that it has adopted procedures reasonably necessary to prevent Access Persons from violating its code of ethics and under Rule 17j- 1 under the 1940 Act.

4 The provisions of Rule 17j-1 only apply to principal underwriters if (a) the principal underwriter is an affiliated person of the Fund or the Fund’s investment adviser; or (b) an officer, director/trustee or general partner of the principal underwriter serves as an officer, director/trustee or general partner of the Fund or of the Fund’s investment adviser.

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K.
At each quarterly Board of Directors/Trustees’ meeting the administrator (on behalf of the Fund), investment adviser and principal underwriter of the Fund shall provide a written report to the Fund’s Board of Directors/Trustees stating:

a.
any reported securities transaction that occurred during the prior quarter that may have been inconsistent with the provisions of the codes of ethics adopted by the Fund, the Fund’s investment advisers or principal underwriter; and

b.	all disciplinary actions[5] taken in response to such violations.

L.
At least once a year, the administrator shall provide to the Board with respect to this Code of Ethics, and the Fund’s investment adviser and principal underwriter shall provide to the Board, with respect to their codes of ethics, a written report which contains: (a) a summary of existing procedures concerning personal investing by advisory persons and any changes in the procedures during the past year, as applicable; (b) an evaluation of current compliance procedures and a report on any recommended changes in existing restrictions or procedures based upon the Fund’s experience under this Code of Ethics, industry practices, or developments in applicable laws and regulations; (c) a summary of any issues arising under the Code of Ethics or procedures since the last report, including but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to material violations; and (d) a certification that the procedures which have been adopted are those reasonably necessary to prevent Access Persons from violating the respective Codes of Ethics.

M.
This Code, the codes of the investment advisers and principal underwriter, a record of any violation of such codes and any action taken as a result of the violation, a copy of each report by an Access Person, any written report hereunder by the Fund’s administrator, investment adviser or principal underwriter, records of approvals relating to Initial Public Offerings and Limited Offerings, lists of all persons required to make reports and a list of all persons responsible for reviewing such reports shall be preserved with the Fund’s records for the period and in the manner required by Rule 17j-1.

5 Disciplinary action includes but is not limited to any action that has a material financial effect upon the employee, such as fining, suspending, or demoting the employee, imposing a substantial fine or requiring the disgorgement of profits.

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VI.	Certification.
Each Access Person will be required to certify annually that he or she has read and understood this Code of Ethics, and will abide by it. Each Access Person will further certify annually that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported under the Code of Ethics. A form of such certification is attached hereto as Exhibit C.

The Board of Directors of Amiable Funds

Approved: August 30, 2023

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Exhibit A

Amiable Funds (the “Fund”)
Holdings Report

For the Year/Period Ended
(month/day/year)

[ ]    Check Here if this is an Initial Holdings Report
To: Vigilant Compliance, LLC, as Administrator of the above listed Fund

As of the calendar year/period referred to above, I have a direct or indirect beneficial ownership interest in the securities listed below which are required to be reported pursuant to the Code of Ethics of the Fund:

Title of Security	Cusip Number	Number of Shares	Principal Amount

The name of any broker, dealer or bank with whom I maintain an account in which my securities are held for my direct or indirect benefit are as follows:
For Initial Holdings Reports: This report contains information current as of a date no more than 45 days prior to the date of becoming an Access Person.
This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date:	Signature:
Print Name:

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Exhibit B

AMIABLE FUNDS
(the “Fund”)
Quarterly Transaction Report*

For the Year/Period Ended
(month/day/year)

To:	Vigilant Compliance, LLC, as Administrator of the above listed Fund

C.Securities Transactions. During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics of the Fund:

Title of Security	CUSIP Number	Interest Rate and Maturity Date (If Applicable)	Date of Transaction	Number of Shares or Principal Amount	Dollar Amount of Transaction	Nature of Transaction (Purchase, Sale, Other)	Price	Broker/Dealer or Bank Through Whom Effected

*
Independent Directors/Trustees only have to complete this report for transactions where they knew at the time of the transaction or, in the ordinary course of fulfilling their official duties as a director/trustee or officer, should have known that during the 15 calendar day period immediately preceding or after the date of the transaction, such security was purchased or sold, or such security was being considered for purchase or sale, by the Fund.

B.New Brokerage Accounts. During the quarter referred to above, I established the following accounts in which securities were held during the quarter for my direct or indirect benefit:

Name of Broker, Dealer or Bank	Date Account Was Established

C.Other Matters. This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date:	Signature:
Print Name:

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Exhibit C

Amiable Funds (the “Fund”)
ANNUAL CERTIFICATE

Pursuant to the requirements of the Code of Ethics of the Fund, the undersigned hereby certifies as follows:

1.	I have read the Fund’s Code of Ethics.

2.	I understand the Code of Ethics and acknowledge that I am subject to it.

3.
Since the date of the last Annual Certificate (if any) given pursuant to the Code of Ethics,
I have reported all personal securities transactions and provided any securities holding reports required to be reported under the requirements of the Code of Ethics.

Date:
Print Name:
Signature:

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The Fund’s Code of Ethics And How The Code Affect Your Personal Securities Transactions

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Your Classification	Rule	Pre-Clearance Requirements	Filing Requirements
Restricted/ Interested Director(s) /Trustee(s)
You or a member of your immediate family may not trade a Covered Security (other than an Exempt Security) while the Fund is transacting or considering for transaction the same security if during the 15 calendar day period before, or at the same time, you know (or should know) that the security was transacted or considered for such by the Fund.

You must obtain advance clearance for security transactions from the compliance officer of the Fund’s adviser (“Adviser”) if you know (or should know) that the same Covered Security (other than an Exempt Security) has been traded or considered for trade by the Fund within the past 15 days. Your trade must be completed by the close of business on the seventh trading day after the date on which oral authorization is received.

You must make:
•An initial holdings report listing all Covered Securities (other than transactions affected for, and any Covered Securities held in, accounts over which you have no direct or indirect influence or control) you beneficially own (including for example, such securities held by members of your immediate family) and any securities accounts maintained with any broker, dealer or bank to the Administrator within 10 days of becoming an interested director/trustee and containing information current as of a date no more than 45 days prior to the date of becoming an interested director/trustee;

•An annual holdings report listing all Covered Securities (other than transactions affected for, and any Covered Securities held in, accounts over which you have no direct or indirect influence or control) you beneficially own (including for example, such securities held by members of your immediate family) and any securities accounts maintained with any broker, dealer or bank to the Administrator within 45 days after the end of the calendar year;

•A quarterly report listing all transactions in Covered Securities (other than transactions affected for, and any Covered Securities held in, accounts over which you have no direct or indirect influence or control or with respect to transactions pursuant to an Automatic Investment Plan) you beneficially own (including for example such securities held by members of your immediate family) and accounts established with brokers, dealers or banks during the quarter, to the Administration within 30 days after the end of each calendar quarter.

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Your Classification	Rule	Pre-Clearance Requirements	Filing Requirements
Restricted/ Independent Director(s)/ Trustee(s)	Same as above Rule for Restricted/Interested Directors/Trustees	Independent Directors/Trustees are exempt from pre- clearance requirements.
You must make a quarterly report listing all transactions in Covered Securities (other than transactions affected for, and any Covered Securities held in, accounts over which you have no direct or indirect influence or control or with respect to transactions effected pursuant to an Automatic Investment Plan) you beneficially own (including for example, such securities held by members of your immediate family) and accounts established with brokers, dealers or banks during the quarter, to the Administrator within 30 days after the calendar quarter end which were effected when you knew (or should have known) that such Covered Security was transacted by the Fund within 15 days of your transaction in the security.

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Your Classification	Rule	Pre-Clearance Requirements	Filing Requirements

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Non-Restricted/ Interested Director(s)/Trustee(s) and Non-Restricted Officer(s)	You or a member of your immediate family may not trade a Covered Security (other than an Exempt Security) while the Fund is purchasing, selling or considering for purchase or sale the same securities.
You must obtain advance clearance from the compliance officer of the Adviser for a transaction in any Covered Security (other than an Exempt Security). The trade must be completed by the close of business on the trading day after the date on which oral authorization is received.

You must provide to the Administrator copies of all brokerage confirmations.
You must make:
•An initial holdings report listing all Covered Securities (other than transactions effected for, and any Covered Securities held in, accounts over which you have no direct or indirect influence or control) you beneficially own (including for example, such securities held by members of your immediate family) and any securities accounts maintained with any broker, dealer or bank to the Administrator within 10 days of becoming an interested director/trustee and containing information current as of a date no more than 45 days prior to the date of becoming an interested director/trustee or officer;
•An annual holdings report listing all Covered Securities (other than transactions effected for, and any Covered Securities held in, accounts over which you have no direct or indirect influence or control) you beneficially own (including for example, such securities held by members of your immediate family) and any securities accounts maintained with any broker, dealer or bank to the Administrator within 45 days after the end of the calendar year;

•A quarterly report listing all transactions in Covered Securities (other than transactions effected for, and any Covered Securities held in, accounts over which you have no direct or indirect influence or control or with respect to transactions effected pursuant to an Automatic Investment Plan) you beneficially own (including for example, such securities held by members of your immediate family) and accounts established with brokers, dealers or banks during the quarter to the Administrator within 30 days after the end of each calendar quarter, unless all of the quarterly report information is contained in brokerage confirmations or account statements submitted to the Administrator.

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Your Classification	Rule	Pre-Clearance Requirements	Filing Requirements

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Restricted Officer(s)
You or a member of your immediate family may not trade a Covered Security (other than an Exempt Security) while the Fund is transacting or considering for transaction the same security if during the 15 calendar day period before, or at the same time, you know (or should know) that the security was transacted or considered for such by the Fund.

You must obtain advance clearance for security transactions from the compliance officer of the Adviser if you know (or should know) that the same Covered Security (other than an Exempt Security) has been traded or considered for trade by the Fund within the past 15 calendar days.
Your trade must be completed by the close of business on the seventh trading day after the date on which oral authorization is received.

You must make:
•An initial holdings report listing all Covered Securities (other than transactions affected for, and any Covered Securities held in, accounts over which you have no direct or indirect influence or control) you beneficially own (including for example, such securities held by members of your immediate family) and any securities accounts maintained with any broker, dealer or bank to the Administrator within 10 days of becoming an officer and containing information current as of a date no more than 45 days prior to the date of becoming an officer;
•An annual holdings report listing all Covered Securities (other than transactions affected for, and any Covered Securities held in, accounts over which you have no direct or indirect influence or control) you beneficially own (including for example, such securities held by members of your immediate family) and any securities accounts maintained with any broker, dealer or bank to the Administrator within 30 days after the end of the calendar year;

•A quarterly report listing all transactions in Covered Securities (other than transactions affected for, and any Covered Securities held in, accounts over which you have no direct or indirect influence or control) you beneficially own (including for example, such securities held by members of your immediate family) and accounts established with brokers, dealers or banks during the quarter to the Administrator within 30 days after the end of each calendar quarter.

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Note 1: The terms "Covered Security," "Exempt Security" and "beneficial ownership" are defined terms. Please see the Code of Ethics for the definitions of beneficial ownership, Covered Security and Exempt Security to determine which securities are not subject to the Code's pre-clearance and reporting requirements.
Note 2: This chart has been developed to assist you in understanding the provisions and requirements of the Code of Ethics. This is not intended to be used as a substitute for but merely as supplement to the Code.

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